Exhibit 10.5

FIRST AMENDMENT

TO

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This First Amendment dated as of November 9, 2005 (this “Amendment”) to the Amended and Restated Employment Agreement dated as of September 30, 2003 (the “Original Agreement”), is entered into between La Quinta Corporation (the “Company”) and Wayne B. Goldberg (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into the Original Agreement, which they wish to amend as set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the delivery and receipt of which is hereby acknowledged by the parties hereto, respectively, said parties hereby agree as follows:

1. In Sections 1.1 and 1.2 of the Original Agreement, the title “Senior Vice President—Operations” is deleted and the title “Executive Vice President—Operations” is inserted in lieu thereof.

2. In Section 3.1(b) of the Original Agreement, “50 percent” and “100 percent” are deleted and “75 percent” and “150 percent” are respectively inserted in lieu thereof.

3. Except as hereby amended, the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first above written.

LA QUINTA CORPORATION

By:	/s/ Francis W. Cash

Name:	Francis W. Cash

As its:	President and Chief Executive Officer

EXECUTIVE

/s/ Wayne B. Goldberg
Wayne B. Goldberg